Exhibit 10.2

June 28, 2002

Elwood Energy LLC
5000 Dominion Boulevard
Glen Allen, VA 23060
Attention: Mr. Tony Belcher

Re: Revolving Working Capital Credit Facility

Dear Mr. Belcher:

Dominion Energy, Inc. and Peoples Energy Corporation (each a "Lender," and collectively the "Lenders") are pleased to establish a committed revolving working capital credit facility (the "Facility") in favor of Elwood Energy LLC (the "Borrower") in the maximum aggregate amount of TEN MILLION United States Dollars (U.S.$10,000,000) (the "Commitment"). The term of this Facility shall commence on July 1, 2002 and shall continue through June 30, 2003, provided, however, that the term of the Facility shall be automatically extended for one (1) year, and year to year thereafter, unless terminated by any party by providing at least thirty (30) days written notice to terminate the Facility. The termination date of the Facility is the later of June 30, 2003 or June 30 of the year subsequent to notice by any party to terminate the facility ("Termination Date"). Loans under the Facility ("Loans") will be evidenced and governed by the form of master notes that are attached hereto as Exhibit A and Exhibit A-1 and are to be executed by the Borrower (the "Notes"). Subject to the terms and conditions hereof, each Lender severally agrees to make Loans to the Borrower from time to time on a revolving basis in an aggregate outstanding amount not to exceed FIVE MILLION United States dollars (U.S. $5,000,000). Each borrowing of Loans shall be made ratably from each Lender unless otherwise mutually agreed upon by the Lenders. In the event of any conflict between the terms of the Notes and the terms of this letter, the terms of this letter shall govern. Unless otherwise agreed to by each Lender in each Lender's sole discretion, Loan proceeds shall be used by the Borrower solely for the funding of cash expenses incurred for the maintenance, administration and operation of the Borrower's electric generating facility located in Elwood, Illinois.

1. Interest Rate. Each Loan bears interest at the Base Rate per annum. Interest on Loans shall be calculated on a 360-day per year basis. As used herein:

"Base Rate" means for each Loan the sum of (x) the rate of interest per annum set forth in the Federal Reserve Release - Commercial Paper as the 90-day

Elwood Energy LLC
June 28, 2002

A2/P2 nonfinancial commercial paper rate in effect on the borrowing date of such Loan, plus (y) 1/2 of 1% (0.50%).

2. Repayment. Each Loan shall be paid in full by the Borrower on the earlier of (1) ninety (90) days after the borrowing of the Loan or (2) the Termination Date ("Due Date"). Interest on each Loan shall be payable in arrears on the Due Date. All payments of principal and interest due on the Notes shall be made in immediately available funds to the Lenders at the address appearing under the respective Lender's signature hereof or to the Lenders at such other address or bank account specified in writing by the Lenders to the Borrower, no later than 11:00 a.m. Chicago time on the date when due.

3. Notice of Borrowing. The Borrower shall give the Lenders a written, telephonic, email, or facsimile borrowing notice (which notice shall in the case of telephonic notice be promptly confirmed by one of the other means) not later than 11:00 a.m. Chicago time three Business Days before the borrowing date of each Loan. Each such borrowing notice shall specify the borrowing date and the amount of the Loan.

The term "Business Day" means a day on which both of the Lenders are open for business and on which banks are open for business in Chicago, Illinois, Richmond, Virginia and New York, New York.

4. Disbursement. Subject to the terms of this letter, the Lenders shall promptly make available to the Borrower the proceeds of Loans in funds immediately available on the borrowing date of each Loan by wire or ACH transfer as the Borrower may direct, except to the extent such Loan is a reborrowing, in whole or in part, of the principal amount of a maturing Loan, in which case the Lenders shall effect the repayment of such maturing Loan, in whole or in part as appropriate, through the proceeds of the new Loan.

5. Prepayment. The Borrower may prepay a Loan prior to maturity without premium or penalty, provided, however, that the Borrower shall pay interest on any amount so prepaid to the date of such prepayment. Borrower shall provide to Lenders no less than one Business Day notice of such prepayment via any method of notice permitted under Section 3 hereof. Unless otherwise specified, any such prepayment shall be applied to the Loan made earliest in time.

6. Conditions Precedent to Lending. The Lenders shall not be required to make any Loan unless on the borrowing date for such Loan: (a) no Default or event which, but for the giving of notice or lapse of time or both, would constitute a Default then exists or is continuing, and (b) the representations and warranties contained in Paragraph 7 are true and correct. Each borrowing notice shall constitute a certification of the Borrower that such conditions have been satisfied.

Elwood Energy LLC
June 28, 2002

7. Representations and Warranties. The Borrower represents and warrants to the Lenders, as of each borrowing date, that:

(a) the Borrower is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted;

(b) the execution and delivery by the Borrower of this letter, the Notes and any other documents in connection with this Facility have been duly authorized by Borrower and will, when executed and delivered, constitute valid and binding obligations of the Borrower.

(c) neither the execution and delivery by the Borrower of this letter, the Notes or any other documents in connection with this Facility, the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, or the organizational documents of the Borrower or the provisions of any indenture, instrument or agreement to which the Borrower is a party or subject, or by which it or its property is bound, or conflict with or constitute default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement; and

(d) no Default or event which, but for the giving of notice or lapse of time or both, would constitute a Default has occurred or is continuing.

8. Defaults. The occurrence of any one or more of the following events shall constitute a Default of the Borrower:

(a) any representation or warranty made by or on behalf of the Borrower to the Lenders under or in connection with the Facility or any Loan shall be materially false as of the date on which made;

(b) nonpayment of the principal amount of any Loan when due;

(c) nonpayment of interest upon any Loan within five (5) days after the same becomes due;

(d) failure of the Borrower to pay when due (subject to any applicable grace period) any indebtedness aggregating in excess of one million dollars ($1,000,000) or the default by the Borrower in the performance of any other term, provision or condition maintained in any agreement (other than this letter) under which any such indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such indebtedness to cause, such indebtedness to become due prior to its stated maturity; or any such indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to maturity thereof;

Elwood Energy LLC
June 28, 2002

(e) the Borrower shall (i) have an order for relief entered with respect to it under the Federal Bankruptcy Code, Title 11, United States Code, Sections 1 et seq., (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action to authorize or effect any of the foregoing actions set forth in this subparagraph 8(e), or (vii) fail to contest in good faith any appointment or proceeding described in subparagraph 8(f);

(f) without the application, approval or consent of the Borrower, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any substantial part of its property, or a proceeding described in clause (v) of subparagraph 8(e) shall be instituted against the Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

9. Acceleration; Offset. If any Default described in Paragraphs 8(e) or 8(f) occurs, the commitments of the Lenders to make Loans hereunder shall automatically terminate and any Loans outstanding shall immediately become due and payable without any election or action on the part of the Lenders. If any other Default occurs, the Lenders may terminate or suspend the commitment of the Lenders to make Loans hereunder, or declare the Loans outstanding to be due and payable, whereupon such Loans shall become immediately due and payable, or both, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default or event which, but for the giving of notice or lapse of time or both, would constitute a Default with respect to the Borrower has occurred or is continuing, any indebtedness from the Lenders to the Borrower may be offset and applied toward the payment of the Loan of the Borrower, whether or not such Loan or any part thereof shall then be due.

10. Default Rate. Any advance hereunder which shall not be paid when due shall bear interest at a rate per annum (the "Default Rate") equal to the interest rate applicable to such Loan plus 2%.

11. Expenses of Collection. The Borrower agrees to reimburse the Lenders for any and all reasonable costs and out-of-pocket expenses (including reasonable attorneys' fees and the allocated cost of internal legal services) paid or incurred by the Lenders in connection

Elwood Energy LLC
June 28, 2002

with the collection and enforcement of the Facility. The Borrower's obligations under this Paragraph 11 shall survive termination of the Facility.

12. Choice of Law. This letter and the Notes shall be governed by the internal laws of the State of New York, without regard to any law of conflicts that may direct the application of the laws of another jurisdiction.

13. Assignment. The benefits, duties and obligations of the Borrower under this letter and the Notes may not be assigned by the Borrower.

Please indicate your agreement with these terms by executing this letter and the enclosed counterpart hereof and returning it to either of the undersigned Lenders.

Very truly yours,

DOMINION ENERGY, INC. 5000 Dominion Boulevard Glen Allen, Virginia 23060 Attn: __Malcolm Deacon______ Tel:__(804) 273-2225_______ Fax:___(804) 273-3614______
By: /s/ Malcolm Deacon

PEOPLES ENERGY CORPORATION 130 East Randolph Drive Chicago, Illinois 60601 Attn:__Thomas B. Linquist___ Tel:__(312) 240 - 4288______ Fax:__(312 240-4082________
By: /s/ Thomas B. Linquist

Accepted and agreed:

ELWOOD ENERGY LLC
5000 Dominion Boulevard
Glen Allen, Virginia 23060
Attn: Tony Belcher

By:  /s/ Tony Belcher

EXHIBIT "A"
ELWOOD ENERGY LLC
PROMISSORY NOTE

$5,000,000	June 28, 2002 Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, ELWOOD ENERGY LLC, a Delaware limited liability company (the "Company"), promises to pay to the order of DOMINION ENERGY, INC. (the "Lender"), on or before the Termination Date (as such term is defined in the Credit Agreement referred to below), the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Company pursuant to the Credit Agreement. All Loans and all payments of principal shall be recorded by the holder of this Note in its records or, at its option, on the schedule (and any continuation thereof) attached to this Note. The Company may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement.

The Company further promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum set forth in the Credit Agreement; provided, however that after the maturity of this Note, whether by acceleration or otherwise the interest rate shall be increased by 2%. Accrued interest on each Loan shall be payable on the dates specified in the Credit Agreement; provided, however, that after the maturity of this Note, whether by acceleration or otherwise, accrued interest on all Loans shall be payable on demand.

All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the office of the Lender or at such other place as may be designated by the Lender to the Company in writing, not later than 11:00 a.m., Chicago time, on the date when due. Funds received after that hour shall be deemed to have been received by the Lender on the next following Business Day, and additional interest shall accrue and be payable with respect to such payment. Whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and additional interest shall accrue and be payable for any period of any such suspension.

This Note is one of the Notes referred to in, and evidences indebtedness incurred under, and is subject to the terms and provisions of the Revolving Credit Facility Agreement dated as of June 28, 2002 (herein, as it may be amended, supplemented or otherwise modified from time to time, called the "Credit Agreement"), among the Company, Peoples Energy Corporation and the Lender, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Credit Agreement.

In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the Company further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable costs and out-of-pocket expenses, including reasonable attorneys' fees and the allocated cost of internal legal services, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

THIS NOTE IS MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

ELWOOD ENERGY LLC By:___________ Name:___________________ Title:___________________

Address:

5000 Dominion Boulevard
Glen Allen, Virginia 23060
Attn:_________________

Schedule attached to Note dated June 28, 2002 of Elwood Energy LLC, payable to the order of Dominion Energy, Inc.

LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made	Maturity Date	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made By

EXHIBIT "A-1"
ELWOOD ENERGY LLC
PROMISSORY NOTE

$5,000,000	June 28, 2002 Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, ELWOOD ENERGY LLC, a Delaware limited liability company (the "Company"), promises to pay to the order of PEOPLES ENERGY CORPORATION (the "Lender"), on or before the Termination Date (as such term is defined in the Credit Agreement referred to below), the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Company pursuant to the Credit Agreement. All Loans and all payments of principal shall be recorded by the holder of this Note in its records or, at its option, on the schedule (and any continuation thereof) attached to this Note. The Company may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement.

The Company further promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum set forth in the Credit Agreement; provided, however that after the maturity of this Note, whether by acceleration or otherwise the interest rate shall be increased by 2%. Accrued interest on each Loan shall be payable on the dates specified in the Credit Agreement; provided, however, that after the maturity of this Note, whether by acceleration or otherwise, accrued interest on all Loans shall be payable on demand.

All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the office of the Lender or at such other place as may be designated by the Lender to the Company in writing, not later than 11:00 a.m., Chicago time, on the date when due. Funds received after that hour shall be deemed to have been received by the Lender on the next following Business Day, and additional interest shall accrue and be payable with respect to such payment. Whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and additional interest shall accrue and be payable for any period of any such suspension.

This Note is one of the Notes referred to in, and evidences indebtedness incurred under, and is subject to the terms and provisions of the Revolving Credit Facility Agreement dated as of June 28, 2002 (herein, as it may be amended, supplemented or otherwise modified from time to time, called the "Credit Agreement"), among the Company, Dominion Energy, Inc. and the Lender, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Credit Agreement.

In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the Company further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable costs and out-of-pocket expenses, including reasonable attorneys' fees and the allocated cost of internal legal services, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

THIS NOTE IS MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

ELWOOD ENERGY LLC By:___________ Name:___________________ Title:___________________

Address:

130 East Randolph Drive
Chicago, Illinois
Attn:_________________

Schedule attached to Note dated June 28, 2002 of Elwood Energy LLC, payable to the order of Peoples Energy Corporation.

LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made	Maturity Date	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made By